EXHIBIT 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of GS Financial Products U.S., L.P. (the "Company") on Form S-3 (File No. 33-99948) of our report dated February 22, 1999 on our audits of the balance sheets of GS Financial Products US Co. as of November 27, 1998 and November 28, 1997, which report is included in the current report of the Company on Form 8-K dated February 25, 1999.

PricewaterhouseCoopers LLP



New York, New York
February 25, 1999.